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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

Board of Directors
Sizeler Property Investors, Inc.:

We consent to incorporation by reference in registration statements (No. 333-72210, No. 333-68224 and No. 333-103380) on Form S-3, and (No. 333-16073,
No. 333-85212 and No. 333-99541) on Form S-8 of Sizeler Property Investors, Inc. of our report dated February 5, 2003, except for Note I as to which the date is March 6, 2003, with respect to the consolidated balance sheets of Sizeler Property Investors, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of Sizeler Property Investors, Inc.

                                                     KPMG, LLP

New Orleans, LA
March 28, 2003